EXHIBIT 4(b)

                                 AMENDMENT NO. 5

                      FIFTH AMENDMENT TO THIRD AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT

         THIS FIFTH AMENDMENT, dated as of the 14th day of October, 1999, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                   WITNESSETH:

     WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by an Amendment dated as of February 10, 1998, an Amendment dated as of September 1, 1998 an Amendment dated as of October 30, 1998 and an Amendment dated April 21, 1999 (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1. The definition of "Base Net Worth" in Section 1 of the Agreement is amended to read in its entirety:

         " `Base Net Worth' shall mean, $19,000,000. On the last day of each fiscal quarter of Company commencing December 31, 1999, Base Net Worth shall be increased by an amount equal to 50% of Net Income for the fiscal quarter then ended. Such increase shall be effective on the last day of the fiscal quarter in which such determination is made. Any fiscal quarter with respect to which Net Income is less than zero, Net Income shall be deemed to be zero."

         2.       The following Section 2.1A is hereby added to the Agreement:

         "2.1A. The aggregate principal amount at any one time outstanding under the Revolving Credit Note and the undrawn amount of any Letters of Credit shall never exceed the formula set forth in the Advance Formula Agreement between Company and Bank dated as of October 14, 1999 or in any Advance Formula Agreement delivered by Company to Bank in substitution therefore. Company shall immediately make all payment necessary to comply with this provision."

         3.       Schedule 2.11 attached to this Amendment is substituted for
Schedule 2.11 attached to the Agreement.

         4.       Section 6.3 of the Agreement is deleted in its entirety.

         5.       Section 6.4 of the Agreement is amended to read as follows:

         "6.4 On a Consolidated statement basis, maintain as of the end of each fiscal quarter, a Funded Debt to EBITDA Ratio of not more than the following amounts during the period specified below:

                  March 31, 1999 through September 29, 2000.............................................8.0 to 1.0
                  September 30, 2000 through December 30, 2000..........................................7.0 to 1.0
                  December 31, 2000 through March 30, 2001..............................................6.5 to 1.0
                  March 31, 2001 through June 29, 2001..................................................6.0 to 1.0
                  June 30, 2001 through September 29, 2001..............................................5.5 to 1.0
                  September 30, 2001 through December 30, 2001..........................................5.0 to 1.0
                  December 31, 2001 and thereafter.....................................................4.5 to 1.0"

         6.       Section 6.5 is deleted in its entirety.

         7. Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         8. This Amendment shall be effective upon (a) execution of this Amendment by Company and Bank (b) execution by the Guarantors of the attached Acknowledgment, and (c) execution by Company and Bank of the Advance Formula Agreement referenced in Section 2.1A of the Agreement as amended by this Amendment, and (d) payment by Company to Bank of a non-refundable $25,000 closing fee.*

         9. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

         WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                                       NEWCOR, INC.


By:  /s/ Brian E. Marshall                 By: /s/ James J. Connor
   ---------------------------                --------------------

Its: Vice President                                 Its: Vice President
                                                        ---------------


                                                    By: /s/ Keith F. Hale
                                                       ------------------

                                                    Its: President and CEO
                                                        ------------------


--------------------------
     *MAY BE REQUIREMENTS FOR ADDITIONAL SECURITY AGREEMENTS AND FINANCING
                                   STATEMENTS.

                                 ACKNOWLEDGMENT



         The undersigned accept and agree to the Amendment No. 5 to the Third Amended and Restated Revolving Credit Agreement and agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica Bank by the undersigned on January 15, 1998 and on March 4, 1998, as applicable.

                                                     ROCHESTER GEAR, INC.



                                                     By: /s/ James J. Connor
                                                        --------------------

                                                     Its: Vice President
                                                         ---------------



                                                     By: /s/ Keith F. Hale
                                                        ------------------


                                                     Its: President and CEO
                                                         ------------------



                                                     ENC CORP.



                                                     By: /s/ James J. Connor
                                                        --------------------


                                                     Its: Vice President
                                                         ---------------



                                                     By: /s/ Keith F. Hale
                                                        ------------------


                                                     Its: President and CEO
                                                         ------------------

DECO TECHNOLOGIES, INC.                              PLASTRONICS PLUS, INC.


By:  /s/ James J. Connor                             By:  /s/ James J. Connor
   ---------------------                                ---------------------


Its:  Vice President                                 Its: Vice President
    ----------------                                     ---------------


By:  /s/ Keith F. Hale
   -------------------
                                                     By:  /s/ Keith F. Hale
                                                        -------------------

Its:  President and CEO
    -------------------
                                                     Its: President and CEO
                                                         ------------------

DECO INTERNATIONAL, INC.                             NEWCOR M-T-L, INC.


By:  /s/ James J. Connor                             By:  /s/ James J. Connor
   ---------------------                                ---------------------


Its:  Vice President                                 Its: Vice President
    ----------------                                     ---------------


By:  /s/ Keith F. Hale
   -------------------

                                                     By:  /s/ Keith F. Hale
                                                        -------------------
Its:  President and CEO
    -------------------

                                                     Its: President and CEO
                                                         ------------------

TURN-MATIC, INC.                                     GRAND MACHINING COMPANY


By:  /s/ James J. Connor                             By:  /s/ James J. Connor
   ---------------------                                ---------------------


Its:  Vice President                                 Its: Vice President
    ----------------                                     ---------------


By:  /s/ Keith F. Hale                               By:  /s/ Keith F. Hale
   -------------------                                  -------------------

Its:  President and CEO                              Its: President and CEO
    -------------------                                  ------------------

                                  SCHEDULE 2.11



----------------------- -------------- ----------------- ---------------- ----------------- ----------------   --------------

                           LEVEL I         LEVEL II          LEVEL III        LEVEL IV           LEVEL V           LEVEL VI
----------------------- -------------- ----------------- ---------------- ----------------- ----------------   --------------

Funded Debt to          < 3.0 to 1.0   > 3.0 to 1.0 &    > 3.5 to 1.0 &   > 4.0 to 1.0 &       >4.5 to 1.0 &     >5.0 to 1.0
EBITDA Ratio            -              < 3.5 to 1.0      < 4.0 to 1.0     < 4.5 to 1.0         <  5.0 to 1.0
                                       -                 -                -                    -
----------------------- -------------- ----------------- ---------------- ----------------- ----------------   --------------

Applicable                  1/2%             3/4%               1%             1 3/4%            2 1/2%          3 1/4%
Margin
----------------------- -------------- ----------------- ---------------- ----------------- ----------------   --------------

Applicable                  1/4%             1/4%              1/4%             3/8%              3/8%           3/8%
Commitment Fee
Percentage
----------------------- -------------- ----------------- ---------------- ----------------- ----------------   --------------